UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 13, 2006

Bovie Medical Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-12183	11-2644611
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code
(631) 421-5452

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

[ ] Soliciting material pursuant to Rule l4a-12 under the Exchange Act
(17 CFR 240.l4a-12)

[ ] Pre-commencement communications pursuant to Rule l4d- 2(b) under the Exchange Act (17 CFR 240. l4d- 2(b)

[ ] Pre-commencement communications pursuant to Rule 13 e-4( c) under the Exchange Act (17 CFR 240.13 e-4( c)

Item 8.01	OTHER EVENTS

SEE ATTACHED EXHIBIT

EXHIBITS:

99.1

Press Release November 13, 2006 announcing Bovie Medical Corporation’s formation of Canadian Medical Technology and Manufacturing Division through asset acquisition.

BOVIE MEDICAL CORPORATION

By: /s/Andrew Makrides
       ANDREW MAKRIDES
       President

EXHIBIT 99.1

BOVIE MEDICAL CORPORATION ANNOUNCES FORMATION OF CANADIAN MEDICAL TECHNOLOGY AND MANUFACTURING DIVISION THROUGH ASSET ACQUISITION

Melville, New York, November 13, 2006 - Bovie Medical Corporation (the “Company”) (Amex: BVX), a manufacturer and marketer of electrosurgical products, today announced that it has acquired assets of Lican Developments LTD (Lican), an Ontario, Canada Corporation.  The assets acquired include proprietary patent pending technologies, working prototypes in various stages of development and production equipment.  Lican is a product development and manufacturing company focused on endoscopic devices.

Technologies in development include:

•
Tip-On-Tube® a disposable tip technology complementary to Bovie’s previously acquired and announced Modular Ergonomic Grip (MEG) forceps. Bovie acquired the MEG technology in January 2006 and recently received Food and Drug Administration (FDA) clearance to market the product.

•
A new surgical handle platform called the Modullion® that allows a plurality of electrical and mechanical modes to be used in conjunction with reusable and disposable mono and bipolar cartridges and is applicable to most endoscopic surgeries.

•	Seal-N-Cut® a family of endoscopic instruments used in monopolar and bipolar vessel and tissue cutting and sealing.

Bovie will be forming a wholly owned subsidiary, Bovie Canada, that will continue the further development of these technologies as well as manufacturing the new devices and other Bovie products. Mr. Steve Livneh, president and founder of Lican, will assume the position of President of Bovie Canada. Mr. Livneh, a mechanical engineer and inventor has over 20 years experience in the endoscopic market.  He has been a consultant to the Company since January 2006 and is assisted by Howard Stallard, vice president of operations together with nine full-time employees.

Bovie Canada features state of the art manufacturing equipment such as computerized multi-axis machinery, micro-laser welding equipment and electro-discharge drilling machinery.

Terms of the acquisition include $350,000.00 cash payable over 5 years, a total of 350,000 restricted Bovie Common Shares subject to American Stock Exchange guidelines, of which 200,000 restricted shares contain vesting provisions, and 150,000 restricted shares are conditioned upon the achievement of specified developmental and regulatory benchmarks. Bovie anticipates revenues from the acquisition during the first half of 2007.

Commenting on the acquisition, Andrew Makrides, president of Bovie Medical stated, “Steve Livneh and his team are a welcome addition to the Bovie family. We anticipate that his expertise in engineering and developing medical device instrumentation together with his demonstrated manufacturing capabilities should contribute to Bovie’s product offerings and growth.”

This document may contain some forward looking statements, particularly regarding operational prospects in 2006 and beyond, which involve a number of risks and uncertainties that could cause actual results to differ materially. These risks are listed from time to time in the Company’s SEC filings.

Contact Information:
Investor Relations:
John Aneralla
Buttonwood Advisory Group, Inc. Phone (800) 940-9087